INSTANT VIDEO TECHNOLOGIES, INC.
                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated effective as of January 27, 2000 (the "Effective Date") by and among (i) the purchasers of certain common stock and warrants to purchase common stock of the Company (defined below) listed on the signature pages hereto and each other Person
(defined below) who becomes a party to this Agreement simultaneously with becoming a party pursuant to and in accordance with the terms and conditions set forth in that certain Purchase Agreement (defined below) on, or before, January 31, 2000 (each a "Holder" and, collectively, the "Holders") and (ii) Instant Video Technologies, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     The Holders are parties to a Securities Purchase Agreement dated for reference purposes as of even date herewith by and between the Company and the Holders (the "Purchase Agreement") pursuant to which the Company is obligated to enter into this Agreement. All capitalized terms not defined herein shall have the meaning established in the Purchase Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

     1.   Definitions.

               "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

               "Common Stock" means any and all (i) common stock of the Company issued pursuant to the Purchase Agreement; (ii) common stock of the Company issued or issuable upon exercise of the Warrants (collectively, (i) and (ii) the "Stock"); (iii) common stock of the Company issued as a dividend or other distribution with respect to or in replacement of the Stock, and (iv) any common stock issued in any combination or subdivision of the Stock. In determining the amount of Common Stock held by any Person, the sum of (i), (ii), (iii) and (iv) shall be used and a Person shall be deemed to "hold" all Common Stock then held by and/or issuable to such Person.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statue and the rules and regulations of the Commission thereunder all as the same shall be in effect at the time.

               "Person" means any individual, corporation, trust, partnership, association, or other entity.

               "Registrable Shares" means the Common Stock.

Registration Rights Agreement


               "Registration Statement" means the registration statement and any additional registration statements filed with the Commission as contemplated by
Section 2, including (in each case) any prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post- effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement or statements.

               "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Untrue Statement" shall include any untrue statement or alleged untrue statement in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2.1 Registration Procedures and Expenses. The Company is obligated to do the following:

     The Company shall,

          (a) within 60 days following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-1 in order to register with the Commission under the Securities Act a sale by the Holders in accordance with the method or methods of distribution thereof as reasonably specified by the Holders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act all of the Registrable Shares (notwithstanding anything to the contrary expressed or implied herein, if a registration statement on Form S-3, or any substitute form, becomes available for registration of the Registrable Shares, the Company may instead prepare and file with the Commission a registration statement on Form S-3 at any time in order to register the Registrable Shares under the Securities Act and such registration statement will be a "Registration Statement" for the purposes of this Agreement);

          (b) use its best efforts, subject to receipt of necessary information from the Holders, to cause such Registration Statement to become effective no later than 120 days following the Closing Date;

          (c) promptly notify each Holder, at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such Registration Statement contains an Untrue Statement;

          (d) promptly prepare and file with the Commission, and deliver to each Holder, such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the

Registration Rights Agreement

Securities Act with respect to the sale or other disposition of all Registrable Shares until termination of such obligation as provided in Section 2.6 below;

          (e) furnish to each Purchaser such number of copies of prospectuses, including preliminary prospectuses, in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Holders;

          (f) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in any state reasonably requested by the Holders provided, however, that the Company shall not be required in connection with this paragraph (f) to (i) qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified or execute a general consent to service of process in any jurisdiction or (ii) undertake any filing obligations in those states where the Company does not currently meet such filing requirements;

          (g) use its best efforts to cause all Registrable Shares to be listed on each securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which equity securities by the Company are then listed or traded;

          (h) bear all expenses in connection with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction, other than (i) fees and expenses, if any, of counsel or other advisors to the Holders and (ii) brokers commissions, discounts or fees and transfer taxes; and

          (i) take all reasonable actions required to prevent the entry of any stop order issued or threatened by the Commission or any state regulatory authority with respect to any Registration Statement covering Registrable Shares, and take all reasonable actions to remove it if entered.

     2.2  Indemnification

          (a) The Company agrees to indemnify and hold harmless each Holder, such Holder's directors, officers, partners, agents, each underwriter of Registered Shares, and each Person who controls any of the foregoing (within the meaning of Section 15 of the Securities Act) (each an "Indemnified Party") from and against any losses, claims, damages or liabilities to which such Indemnified Party may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement in the Registration Statement, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement or arise under the Securities Act or any other statute or at common law and the Company will

Registration Rights Agreement

reimburse such Indemnified Party for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Party specifically for use in preparation of the Registration Statement or the failure of such Holder to comply with the covenants and agreements contained in Section 2.4 hereof respecting the sale of the Registrable Shares or any Untrue Statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

          (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in
Section 2.4 hereof respecting sale of the Registrable Shares, or any Untrue Statement contained in the Registration Statement if, but only if, such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Holder specifically for use in preparation of the Registration Statement and such Holder will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity by a Holder under this Section 2.2 exceed the net proceeds received by such Holder from the sale of the Registrable Shares covered by such Registration Statement.

          (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 2.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter  stated,  in case  any  such  action  shall be  brought  against  an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there

Registration Rights Agreement

exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties. No indemnifying party in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and no indemnified party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party.

          (d) If the indemnification provided for in this Section 2.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary contained herein, any contribution by a Holder hereunder shall not exceed the net proceeds received by such Holder from the sale of the Shares covered by the Registration Statement.

     2.3  Penalty Payment.

          (a) In the event that the Registration Statement required to be filed pursuant to Section 2.1 relating to Registrable Shares shall not be declared effective by the Commission within one hundred twenty (120) days from the Closing Date (the "Final Registration Date"), the Company shall pay each Holder, in cash, one percent (1%) of such Holder's Purchase Price (prorated for partial periods) with such payment made pursuant to this Section 2.3 (referred to as a "Penalty Payment"), within ten (10) days of the end of each thirty

Registration Rights Agreement

(30) day period following the Final Registration Date, for each such thirty (30) day period, until the earlier to occur of (i) the effectiveness of the Registration Statement covering the Registrable Shares, or (ii) until each such Holder is permitted to publicly sell all of the shares of Common Stock owned by such Holder during any 3 month period pursuant to Rule 144. For example, if the Registration Statement becomes effective on the 135th day following the Closing Date, the Penalty Payment shall equal 1/2% of such Holder's Purchase Price.

          (b) The remedies provided for in this Section 2.3 shall be in addition to any other remedies available to the Holders under this Agreement, at law or in equity.

     2.4 Transfer of Shares After Registration; Notice. The Holder hereby covenants with the Company not to make any sale of the Registrable Shares after registration without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Holder acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Holder hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holder notice that the Holder may thereafter effect sales pursuant to said prospectus; provided, however, that no such postponement shall be permitted for more than 90 days during any 12 month period. The foregoing provisions of this Section 2.4 shall in no manner diminish or otherwise impair the Company's obligations under Section 2.1.

     2.5  Reporting Requirements.

          (a)  The Company agrees to use its best efforts to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (iii) so long as any of the Holders own Registrable Shares, to furnish to the Holders forthwith upon request (1) a written statement by the Company as to whether it complies with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act, or whether it qualifies as a registrant whose securities may be resold pursuant to Commission Form S-3, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and

Registration Rights Agreement

(3) such other information as may be reasonably requested in availing the Holders of any rule or regulation of the Commission that would permit the selling of the Registrable Shares without registration.

     2.6 Termination of Obligations. The obligations of the Company pursuant to Sections 2.1 through 2.5 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Registrable Shares have been resold or (ii) such time as all of the Registrable Shares may be sold during any 3 month period pursuant to Rule 144, including Rule 144 (k) or (iii) upon the second anniversary date of the date of effectiveness of the Registration Statement.

     2.7. Assignability of Registration Rights. The Registration rights set forth in this Section 2 are assignable only to assignees acquiring the lesser of 250,000 or more Registrable Shares or all of a Holder's Registrable Shares held at the time of assignment. Notwithstanding anything to the contrary herein, in no event shall a Holder of less than 250,000 Registrable Securities assign any rights herein after 30 days following the Effective Date and prior to the effectiveness of the Registration Statement. Provided further that the Company shall not be obligated to file any post-effective amendment to the Registration Statement solely for the purpose of adding such assignee(s) to the Registration Statement more than once during any consecutive six month period. For purposes of this Section 2.7 only, the SSF Purchasers (as defined in the Purchase Agreement) shall be considered one Holder.

     3    Miscellaneous.

          a. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and/or the provisions hereof waived, only with the written consent of the Company and of Holders holding sixty-six and two-thirds percent (66 2/3%) or more of the Registrable Shares at the time held by all Holders (which must include the Registrable Shares held by the SSF Purchasers, as defined in the Purchase Agreement). Notwithstanding the foregoing, no amendment or waiver may affect any Holder in any manner differently from any other Holder without the written consent of such first mentioned Holder. No course of dealing between the Company and any Holder or any delay in exercising any rights hereunder or under the Company's Certificate of Incorporation will operate as a waiver of any rights of any such Holder.

          b. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

Registration Rights Agreement

          c. Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          d. Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

          e. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          f. Notices. All notices, demands, consents or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) three (3) business days following mailing thereof, if sent by first class certified mail, return receipt requested, or (iii) the next business day following transmission or mailing, if sent by facsimile (receipt confirmed and followed up by one of the other delivery methods discussed herein as well), Express Mail, Federal Express or similar service, addressed as follows:

     If to any Holder:    To the applicable addresses set forth in the Purchase
                          Agreement

     With a Copy to:      Winston & Strawn
                          200 Park Avenue
                          New York, N.Y. 10166-4193
                          Attn. Naima K. Walker, Esq.
                          Fax No.: (212) 294-4700

     If to the Company:   Instant Video Technologies, Inc.
                          500 Sansome Street, Suite 503
                          San Francisco, CA  94111
                          Attn: Ed Davis, Esq.
                          Fax No.: (415) 391-3392

     With a Copy to:      Bay Venture Counsel, LLP
                          1999 Harrison Street, Suite 1300
                          Oakland, CA 94612
                          Attn: Donald C. Reinke, Esq.
                          Fax No.: (510) 834-7440

Any party may change its address for purposes hereof by notice given in accordance with this Section 3.f to each of the other parties hereto.

          g. Governing Law. The validity, meaning and effect of this Agreement, and all amendments and supplements hereto and all waivers and consents hereunder, shall be determined in accordance with the laws of New York, applicable to contracts made and to be performed entirely within the State of New York. Each of the parties hereby submits to personal jurisdiction in the County of New York,

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Registration Rights Agreement

State of New York solely for purposes of this Agreement and waives any objection as to venue in the County of New York, State of New York.

          h. Schedules and Exhibits. All schedules and exhibits are an integral part of this Agreement.

          i. Litigation Costs. Subject to Section 2.2, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of a dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, if and only to the extent that the applicable arbitrator or court shall so direct and such direction is final and not subject to appeal or review.

          j. Specific Performance. Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, each non defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

          k. Integration. This instrument constitutes the entire agreement of the parties hereto respecting the registration of the Registrable Shares by the Holders and correctly sets forth the rights, duties, and obligations of each party hereto to the others in relation thereto as of its date. Any prior agreements, promises, negotiations or representations concerning its subject matter which are not expressly set forth in this Agreement.

          l. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the holders of Registrable Shares in this Agreement.

                             (SIGNATURES FOLLOWING)

   Signature Pages to Instant Video Technologies Registration Rights Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE COMPANY:

INSTANT VIDEO TECHNOLOGIES, INC.

By:
   -----------------------------
Name:  Richard Lang
Title:  Chairman and CEO
Address: 500 Sansome Street
         San Francisco, California 94111
Facsimile No.: (415) 391-3392


THE SPECIAL SITUATIONS FUNDS:

SPECIAL SITUATIONS FUND III, L.P.           SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:                                         By:
   -----------------------------               -----------------------------
Name: David Greenhouse                      Name: David Greenhouse
Title: Managing Director                    Title: Managing Director
Address: 153 E. 53rd Street,                Address: 153 E. 53rd Street,
         55th Floor                                  55th Floor
         New York, New York 10022                    New York, New York 10022
Facsimile No.:  (212) 207-6515              Facsimile No.: (212) 207-6515
Residence:  New York                        Residence: Cayman Islands


SPECIAL SITUATIONS PRIVATE EQUITY           SPECIAL SITUATIONS TECHNOLOGY
FUND, L.P.                                  FUND, L.P.

By:                                         By:
   -----------------------------               -----------------------------
Name: David Greenhouse                      Name: David Greenhouse
Title: Managing Director                    Title: Managing Director
Address: 153 E. 53rd Street,                Address: 153 E. 53rd Street,
         55th Floor                                  55th Floor
         New York, New York 10022                    New York, New York 10022
Facsimile No.:  (212) 207-6515              Facsimile No.: (212) 207-6515
Residence:  New York                        Residence: New York

OTHER PURCHASERS:


BAYSTAR CAPITAL, L.P.                       BAYSTAR CAPITAL, L.P.

By:                                         By:
   -----------------------------               -----------------------------
Name: Steven Lamar                          Name: Steven Lamar
Title: Managing Partner                     Title: Managing Partner
Address: 425 Market Street,                 Address: 425 Market Street,
         22nd Floor                                  22nd Floor
         San Francisco, CA  94105                    San Francisco, CA  94105
Facsimile No.: (415) 512-6488               Facsimile No.: (415) 512-6488
Residence: California                       Residence: California


BAYSTAR INTERNATIONAL LIMITED               CHELSEY CAPITAL

By:                                         By:
   -----------------------------               -----------------------------
Name: Steven Lamar                          Name: Erik Franklin
Title: Managing Partner                     Title:
Address: 425 Market Street,                 Address: 1370 Avenue of the
         22nd Floor                                  Americas
         San Francisco, CA  94105                    New York, New York 10019
Facsimile No.: (415) 512-6488               Facsimile No.: (212) 399-5651
Residence: California                       Residence: New York


ERIK FRANKLIN

By:
   -----------------------------
Name: Erik Franklin
Title:
Address: c/o Chelsey Capital
         1370 Avenue of the
         Americas
         New York, New York 10019
Facsimile No.: (212) 399-5651
Residence:

RAVINIA CAPITAL VENTURES                    STORIE PARTNERS L.P.

By:                                         By:
   -----------------------------               -----------------------------
Name: Kevin Eilian                          Name: Steven A. Ledger
Title: Managing Member                      Title: Managing Partner
Address: 2025 Broadway, Suite 30H           Address: 100 Pine Street,
         New York, N.Y. 10023                        Suite 2700
Facsimile No.: (212) 362-1238                        San Francisco, CA 94111
Residence: New York                         Facsimile No.: (415) 434-8043
                                            Residence: California


MERCER MANAGEMENT, INC.                     REED SLATKIN

By:                                         By:
   -----------------------------               -----------------------------
Name: Gordon Rock                           Address: 890 North Kellogg Avenue
Title: President                                     Santa Barbara, CA 93111
Address: 4820 East Mercer Way               Facsimile No.: (805) 967-3844
         Mercer Island, WA 98040            Residence: California
Facsimile No.: (206) 232-6874
Residence: Washington

                                            KYLE FAULKNER
                                            CHARLES SCHWAB & CO., INC.
                                            CUSTODIAN FBO
ROBERT LONDON                               KYLE WILKE FAULKNER SEP-IRA

By:                                         By:
   -----------------------------               -----------------------------
Address: c/o Cruttenden & Roth              Title: Chief Technology Officer
         809 Presidio Avenue                       Instant Video Technologies,
         Santa Barbara, CA 93101                   Inc
Facsimile No.: (805) 966-9302               Address: 5690 Ocean View Drive
Residence: California                                Oakland, CA 94618
                                            Facsimile No.: __________________
                                            Residence: California


                                            DONALD C. REINKE
DOROTHY LYDDON TRUST                        (Reinke Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Name: Dorothy Lyddon                        Address: Bay Venture Counsel, LLP
Title: Trustee                                       Lake Merritt Plaza
Address: 11801 Dorothy Anne Way                      Building
         Cupertino, CA 95014                         1999 Harrison Street,
Facsimile No.: (408) 252-6122                        Suite 1300
Residence: California                                Oakland, CA 94612
                                            Facsimile No.: (510) 834-7440
                                            Residence: California

BRADLEY H. REINKE                           JAMES L. BERG
(Reinke Investment Group)                   (Reinke Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: Bay Venture Counsel, LLP           Address: Bay Venture Counsel, LLP
         Lake Merritt Plaza                          Lake Merritt Plaza
         Building                                    Building
         1999 Harrison Street,                       1999 Harrison Street,
         Suite 1300                                  Suite 1300
         Oakland, CA 94612                           Oakland, CA 94612
Facsimile No.: (510) 834-7440               Facsimile No.: (510) 834-7440
Residence: California                       Residence: California


ROGER E. REINKE, TRTE                       GREGORY L. BEATTIE
(Reinke Investment Group)                   (Reinke Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: Bay Venture Counsel, LLP           Address: Bay Venture Counsel, LLP
         Lake Merritt Plaza                          Lake Merritt Plaza
         Building                                    Building
         1999 Harrison Street,                       1999 Harrison Street,
         Suite 1300                                  Suite 1300
         Oakland, CA 94612                           Oakland, CA 94612
Facsimile No.: (510) 834-7440               Facsimile No.: (510) 834-7440
Residence: California                       Residence: California


BRUCE WHITLEY                               STEPHEN P. PEZZOLA
(Reinke Investment Group)                   (Reinke Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: Bay Venture Counsel, LLP           Address: Bay Venture Counsel, LLP
         Lake Merritt Plaza                          Lake Merritt Plaza
         Building                                    Building
         1999 Harrison Street,                       1999 Harrison Street,
         Suite 1300                                  Suite 1300
         Oakland, CA 94612                           Oakland, CA 94612
Facsimile No.: (510) 834-7440               Facsimile No.: (510) 834-7440
Residence: California                       Residence: California


BRUCE P. JOHNSON                            ANN LOUISE MICEK
(Reinke Investment Group)                   (Micek Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: Bay Venture Counsel, LLP           Address: c/o 3600 West Bayshore
         Lake Merritt Plaza                          Suite 101
         Building                                    Palo Alto, CA 94303
         1999 Harrison Street,              Facsimile No.: (650) 325-0830
         Suite 1300                         Residence: California
         Oakland, CA 94612
Facsimile No.: (510) 834-7440
Residence: California

ELISSA MICEK                                REECE MICEK
(Micek Investment Group)                    (Micek Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: c/o 3600 West Bayshore             Address: c/o 3600 West Bayshore
         Suite 101                                   Suite 101
         Palo Alto, CA 94303                         Palo Alto, CA 94303
Facsimile No.: (650) 325-0830               Facsimile No.: (650) 325-0830
Residence: California                       Residence: California


LAURA MICEK                                 KAROLYN KELLY
(Micek Investment Group)                    (Micek Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: c/o 3600 West Bayshore             Address: c/o 3600 West Bayshore
         Suite 101                                   Suite 101
         Palo Alto, CA 94303                         Palo Alto, CA 94303
Facsimile No.: (650) 325-0830               Facsimile No.: (650) 325-0830
Residence: California                       Residence: California


JOHN J. MICEK III                           INDEPENDENCE PROPERTIES LLC
(Micek Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: c/o 3600 West Bayshore             Name: Joseph Barletta
         Suite 101                          Title:
         Palo Alto, CA 94303                Address: 530 Westgate Drive
Facsimile No.: (650) 325-0830                        Napa, CA  94558
Residence: California                       Facsimile No.: (707) 256-0877
                                            Residence: California


DOUGLAS GLEN                                GREG FRIEDMAN

By:                                         By:
   -----------------------------               -----------------------------
Address: 507 Bayview Drive                  Address: 4138 Terrace Street
         Manhattan Beach, CA 90266                   Oakland, CA 94611
Facsimile No.: (310) 376-6248               Facsimile No.: __________________
Residence: California                       Residence: California

FRANK KRAMER                                RYAN ALLISON

By:                                         By:
   -----------------------------               -----------------------------
Address: 5330 E. 17th Avenue                Address: 2520 West Lake Avenue North
         Denver, CO 80203                            Suite 200
Facsimile No.: (303) 394-1189                        Seattle, WA 98109
Residence: Colorado                         Facsimile No.: (206) 352-6310
                                            Residence: Washington


ARTHUR DOUGLAS ALLEN                        SUZANNE M. LENTZ

By:                                         By:
   -----------------------------               -----------------------------
Address: 1322 Isabella Avenue               Address: 3337 Broderick
         Mountain View, CA 94040                     San Francisco, CA 94123
Facsimile No.: (650) 948-2989               Facsimile No.: __________________
Residence: California                       Residence: California


KEITH KOCH                                  BRUCE HENSEL

By:                                         By:
   -----------------------------               -----------------------------
Address: 1120 Lincoln Street, Suite 900     Address: 1212 Old Orchard Road
         Denver, CO 80203                            Vincennes, IN 47591
Facsimile No.: (303) 863-7080               Facsimile No.: (812) 882-8279
Residence: Colorado                         Residence: Indiana


UNIVERSAL ASSURORS AGENCY, INC.             THOMAS KOSHY

By:                                         By:
   -----------------------------               -----------------------------
Name: John J. Micek III                     Title: Chief Operating Officer
Title:                                             Instant Video Technologies,
      --------------------------                   Inc
Address: 3600 West Bayshore, Suite 101      Address: 500 Beal Street, Suite 320
         Palo Alto, CA 94303                         San Francisco, CA 94105
Facsimile No.: (650) 325-0830               Facsimile No.: __________________
Residence: California                       Residence: California

JUNE S. WHITE                               HAN JOO LEE

By:                                         By:
   -----------------------------               -----------------------------
Title: Vice President, Engineering          Address: 5509 Ash Creek Lane
       Instant Video Technologies, Inc.              Plano, TX 75093
Address: 20 Plaid Place                     Facsimile No.: (972) 699-7586
         Hillsborough, CA 94010             Residence: Texas
Facsimile No.: __________________
Residence: California


YUAN MENG                                   BAY VENTURE COUNSEL, LLP

By:                                         By:
   -----------------------------               -----------------------------
Address: 281 Alvarado Avenue                Name: Donald C. Reinke
         Los Altos, CA 94022                Title: Managing Partner
Facsimile No.: (650) 947-7168               Address: Bay Venture Counsel, LLP
Residence: California                                Lake Merritt Plaza
                                                     Building
                                                     1999 Harrison Street,
                                                     Suite 1300
                                                     Oakland, CA 94612
                                            Facsimile No.: (510) 834-7440
                                            Residence: California


VINCE SAKOWSKI                              JOHN WORTHING

By:                                         By:
   -----------------------------               -----------------------------
Address: 845 Oak Grove Avenue               Address: 845 Oak Grove Avenue,
         Suite 105                                   Suite 105
         Menlo Park, CA 94025                        Menlo Park, CA 94025
Facsimile No.: (650) 327-6699               Facsimile No.: (650) 327-6699
Residence: California                       Residence: California


ROBERT WALTER                               MICHAEL MOSKOWITZ

By:                                         By:
   -----------------------------               -----------------------------
Address: 1700 Lincoln Street.               Title: Vice President, Business
         Suite 4700                                Development
         Denver, CO 80203-4547                     Instant Video Technologies,
Facsimile No.: (303) 830-1705                      Inc.
Residence:   Colorado                       Address: 200 Eagle Street
                                                     San Francisco, CA 94114
                                            Facsimile No.: __________________
                                            Residence: California

                                            R&T SHEPPARD FAMILY PARTNERS
THOMAS A. BELL                              ROGER SHEPPARD, General Partner

By:                                         By:
   -----------------------------               -----------------------------
Address: 5536 Manila Avenue                 Name: Roger Sheppard,
         Oakland, CA 94618                        General Partner
Facsimile No.: __________________           Address: 14 Bracken Court
Residence: California                                San Rafael, CA 94901
                                            Facsimile No.: (415) 456-0907
                                            Residence: California


SONJA ERICKSON                              FRANK H. SCHWARTZ

By:                                         By:
   -----------------------------               -----------------------------
Address: 887 Indian Rock Avenue             Title: Vice President, Technology
         Berkeley, CA 94707                        Partnerships
Facsimile No.: __________________                  Instant Video Technologies,
Residence: California                              Inc
                                            Address: 351 W. Oakwood Boulevard
                                                     Redwood City, CA 94061
                                            Facsimile No.: (650) 562-0220
                                            Residence: California


STEVEN HEIST                                JAMES E. LANDY

By:                                         By:
   -----------------------------               -----------------------------
Address: 30 Corwin Street, Apt. 12          Address: 8 Bond Place
         San Francisco, CA 94114                     Mt. Holly, NJ  08060
Facsimile No.: __________________           Facsimile No.: (609) 261-8155
Residence: California                       Residence: New Jersey


ZHIPING LIU                                 KIMBERLEY L. MASSINGALE

By:                                         By:
   -----------------------------               -----------------------------
Address: 36 Avalon Avenue                   Address: 5270 Boyd Avenue
         San Francisco, CA 94112                     Oakland, CA 94618
Facsimile No.: __________________           Facsimile No.: __________________
Residence: California                       Residence: California

FRANCIS E. VEGLIANTE                        RICHARD P. TREVOR

By:                                         By:
   -----------------------------               -----------------------------
Address: 15010 Eaglerise Drive              Address: 919 Hillcroft Circle
         Lithia, FL 33547                            Oakland, CA 94610
Facsimile No.: (813) 662-2774               Facsimile No.: __________________
Residence: Florida                          Residence: California


EVAN ZHANG                                  ED LYONS

By:                                         By:
   -----------------------------               -----------------------------
Address: 1458 39th Avenue                   Address: 918 Jackson Street
         San Francisco, CA 94122                     Albany, CA 94706
Facsimile No.: __________________           Facsimile No.: __________________
Residence: California                       Residence: California


ALLAN BER                                   PAUL SOC BANH

By:                                         By:
   -----------------------------               -----------------------------
Address: 1259 6th Avenue                    Address: 3713 Langdon Common
         San Francisco, CA 94122                     Fremont, CA 94538
Facsimile No.: __________________           Facsimile No.: __________________
Residence: California                       Residence: California